UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 27, 2014

Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34906 (Commission File Number)	14-1972231 (IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL	32,217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (904) 737-0811

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: As previously disclosed in the Current Report on Form 8-K filed on July 3, 2014, Thomas W. Stoltz, Chief Operating Officer, Chief Financial Officer and Treasurer resigned his positions with Body Central Corp. (the "Company"). This Form 8-K/A amends the Current Report on Form 8-K referenced herein to provide the disclosure required by Item 5.02, of which certain details of the required disclosure were unavailable at the time the Current Report on Form 8-K was initially filed..
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in the Company's Current Report on Form 8-K dated June 27, 2014, Thomas W. Stoltz resigned from his positions as the Chief Operating Officer, Chief Financial Officer and Treasurer of the Company. In connection with Mr. Stoltz's resignation, the Company and Mr. Stoltz entered into a separation agreement on July 14, 2014 (the “Separation Agreement”).
Pursuant to the Separation Agreement, Mr. Stoltz will continue to receive his regular base salary of $475,000 for a period of twelve months following his resignation, in exchange for his release of any and all potential claims against the Company. Provided Mr. Stoltz elects to receive COBRA benefits, the Company will pay the full premium amount at a cost of $14,494.80, subject to premium increases, and an administrative fee of 2%, for the lesser of twelve months or the COBRA health continuation period.
In addition, Mr. Stoltz has 90 days from the resignation date in which to exercise his vested option grants pursuant to the Body Central Corp. Amended and Restated 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

	By:	/s/ Timothy J. Benson
July 15, 2014		Timothy J. Benson
Senior Vice President, Finance and Secretary